EXHIBIT 99.2

 M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Anthony Krug Chief Accounting Officer Mack-Cali Realty Corporation (732) 590-1000	Ilene Jablonski Vice President of Marketing Mack-Cali Realty Corporation (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FOURTH QUARTER RESULTS

Edison, New Jersey—March 3, 2014—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter 2013.

Recent highlights include:

-	Reported funds from operations of $0.52 per diluted share;

-	Reported net loss of $0.62 per diluted share;

-	Acquired two multi-family rental communities totaling 359 apartment units in New Jersey for $87.4 million;

-	Acquired a joint venture interest in a luxury multi-family/mixed-use construction project in Washington, D.C.;

-	Also acquired a joint venture interest in a 340,000 square-foot office property located in Philadelphia, and

-	Entered into agreements to sell 15 office properties, aggregating 2.3 million square feet, in northern New Jersey, New York and Connecticut for approximately $230.8 million.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) for the quarter ended December 31, 2013 amounted to $52.1 million, or $0.52 per share. For the year ended December 31, 2013, FFO equaled $237.4 million, or $2.38 per share.

Net loss to common shareholders for the fourth quarter 2013 equaled $54.2 million, or $0.62 per share. The results for fourth quarter included $63.7 million, or $0.64 per share, of losses, net, on disposition of rental property and impairments. For the year ended December 31, 2013, net loss to common shareholders amounted to $14.9 million, or $0.17 per share. The results for the year included $51.3 million, or $0.51 per share, of losses, net, on disposition of rental property and impairments.

Total revenues for the fourth quarter 2013 were $165.3 million. For the year ended December 31, 2013, total revenues amounted to $667.0 million.

For the three months and year ended December 31, 2013, the Company recorded impairment charges of $62.2 million and $110.9 million, respectively, on certain office properties located in New Jersey, New York, and Connecticut. For the three months and year ended December 31, 2013, the Company had realized gains (losses) and unrealized losses on disposition of rental property and impairments, net of $(1.6 million) and $59.5 million, respectively.

All per share amounts presented above are on a diluted basis.

The Company had 88,247,591 shares of common stock, and 11,864,775 common operating partnership units outstanding as of December 31, 2013. The Company had a total of 100,112,366 common shares/common units outstanding at December 31, 2013.

As of December 31, 2013, the Company had total indebtedness of approximately $2.4 billion, with a weighted average annual interest rate of 5.62 percent.

The Company had a debt-to-undepreciated assets ratio of 39.9 percent at December 31, 2013. The Company had an interest coverage ratio of 2.7 times for the quarter ended December 31, 2013.

Mitchell E. Hersh, president and chief executive officer, commented, “During the quarter we made continued progress on our multi-family growth strategy with the acquisitions of several residential communities in New Brunswick and Rahway, New Jersey, as well as expanding further in the D.C. multi-family market with a strategic development joint venture.”

ACQUISITIONS

In November, the Company acquired the two-building, 159-unit multi-family property known as Park Square in Rahway, New Jersey, which includes a parking garage and approximately 6,000 square feet of retail space. The property was acquired for approximately $46.4 million. The multi-family property consists of one- and two-bedroom luxury apartments ranging from 800 to 1,480 square feet. The property is 91 percent leased.

In December, the Company in a joint venture partnership with Keystone Property Group and Parkway Corporation, acquired a 33 percent interest in 100 Independence Mall West for $2.8 million. The $40.5 million, nine-story, approximately 340,000 rentable square-foot class A office building is prominently located in one of Philadelphia’s most desirable office submarkets directly across from the historic Liberty Bell, the National Constitution Center, and Independence National Park. The building is 97.4 percent leased. Following the acquisition, the joint venture is planning to redevelop the property, which will include common area upgrades and a 110-space parking garage at the property’s lower level.

Also in December, the Company acquired Riverwatch Commons and Richmond Court in New Brunswick, New Jersey. The three-building, 200-unit rental community was acquired for approximately $41.0 million. The luxury properties consist of studio, one-, and two-bedroom units ranging in size from 623 to 950 square feet. The properties are 95 percent leased.

Also in December, the Company, through a joint venture with Fisher Brothers, acquired a 50 percent interest in a luxury multi-family project, currently under construction at 701 2nd Street, NE in Washington, D.C. The 377-unit project will include approximately 25,000 square feet of retail space and a 309-space underground parking garage. The Company acquired its 50 percent interest in the project for approximately $46.5 million. The venture has 20-year construction loan of $100.7 million with a balance of $24.6 million as of December 31, 2013. It is expected that the project will be completed by mid-2015. The Mack-Cali/Fisher Brothers joint venture includes specific provisions, including a right of first offer on all development deals in the D.C. metro area that involve either party, with specific qualifications on any properties in Arlington County, Virginia.

SALES

In February 2014, the Company entered into agreements to form various joint ventures with Keystone Property Group to facilitate the sale of 15 of its office buildings located in northern New Jersey, New York and Connecticut. Pursuant to the agreements, the portfolio, which totals approximately 2.3 million square feet, will be sold for approximately $230.8 million, including $201.7 million in cash with the balance in the form of senior and subordinated equity.

Through its partnerships with Keystone, Mack-Cali will participate in management and construction fees for the portfolio and a percentage of value creation above certain hurdle rates, and retain a senior pari-passu equity position at three of the properties located in Elmsford, New York. As part of the transaction, Mack-Cali and Keystone will jointly provide leasing representation for the portfolio.

The consummation of the transaction between Mack-Cali and Keystone is subject to customary due diligence and the waiver of or non-exercise of certain rights of first offer with respect to most of the properties in the portfolio by certain third parties. Mack-Cali anticipates that most, if not all, of these rights will be waived or not exercised, but no assurances can be given to that effect.

In 2012 and 2013, the Company sold to Keystone 20 office properties and three land parcels located in suburban Philadelphia submarkets, in similar type transactions.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 86.1 percent leased at December 31, 2013, unchanged from September 30, 2013.

For the quarter ended December 31, 2013, the Company executed 116 leases at its consolidated in-service portfolio totaling 718,588 square feet, consisting of 522,735 square feet of office space and 195,853 square feet of office/flex space. Of these totals, 305,044 square feet were for new leases and 413,544 square feet were for lease renewals and other tenant retention transactions.

For the year ended December 31, 2013, the Company executed 565 leases at its consolidated in-service portfolio totaling 4,040,008 square feet, consisting of 3,015,374 square feet of office space, 942,319 square feet of office/flex space and 82,315 square feet of industrial/warehouse space. Of these totals, 1,218,057 square feet were for new leases and 2,821,951 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-
Franklin Credit Management Corporation, a specialty consumer finance company, renewed 33,866 square feet at 101 Hudson Street in Jersey City. The 1,246,283 square-foot office building is 83.4 percent leased.

-	Law firm Walder, Hayden & Brogan, P.A. renewed 22,495 square feet at 5 Becker Farm Road in Roseland. The 118,343 square-foot office building, located in 280 Corporate Center, is 84.7 percent leased.

CENTRAL NEW JERSEY:
-
Gannett Satellite Information Network, Inc., a provider of newspaper publishing services, signed a new lease for 66,999 square feet at 3600 Route 66 in Neptune. The 180,000 square-foot office building is 100 percent leased.

-
Groundwater & Environmental Services, Inc., a provider of environmental consulting, engineering, and technical field services, renewed 30,070 square feet at 1340 Campus Parkway in Wall Township. The 72,502 square-foot office/flex building, located in Monmouth Shores Corporate Park, is 100 percent leased.

-
Herbert L. Jamison & Co., L.L.C., a full-service insurance brokerage firm, signed a new lease for 24,838 square feet at 20 Commerce Drive in Cranford. The 176,600 square-foot office building, located in Cranford Business Park, is 99.3 percent leased.

-
WBI Investments, Inc., a provider of institutional and private client wealth management solutions, signed a new lease for 19,220 square feet at One River Centre, 331 Newman Springs Road, Building One, in Middletown. The 122,594 square-foot office building is 96.1 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-
Montefiore Medical Center signed a new lease for 28,430 square feet at 4 Executive Plaza in Yonkers. The 80,000 square-foot office/flex building, located in South Westchester Executive Park, is 100 percent leased.

CONNECTICUT:
-
Solais Lighting, Inc., a designer and manufacturer of LED lamps and fixtures, signed a new lease for 21,957 square feet at 650 West Avenue in Stamford. The 40,000 square-foot office/flex building, located in Stamford Executive Park, is 54.9 percent leased.

MARYLAND:
-
Bozzuto & Associates, Inc., a diversified residential real estate company, signed an expansion for 30,519 square feet at 6406 Ivy Lane in Greenbelt. The 163,857 square-foot office building, located in Capital Office Park, is 77 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the fourth quarter 2013 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/4th.quarter.sp.13.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2014, as follows:

Full Year
2014 Range
Net income available to common shareholders	$(0.03) - $0.17
Add: Real estate-related depreciation and amortization	1.78
Funds from operations	$1.75 - $1.95

The Company is reducing its 2014 FFO guidance range to $1.75 to $1.95 per diluted share primarily due to dilution from property sales expected to close earlier than in the original guidance.  This range does not reflect costs associated with the recently announced management changes.

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

Copies of Mack-Cali’s Form 10-K and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2013 Form 10-K:
http://www.mack-cali.com/file-uploads/10-k.13.pdf

Fourth Quarter 2013 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/4th.quarter.sp.13.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items, sales of depreciable rental property, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 279 properties, consisting of 267 office and office/flex properties totaling approximately 31.0 million square feet and 12 multi-family rental properties containing over 3,600 residential units, all located in the Northeast. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of commercial and residential tenants.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Revenues	2013	2012	2013	2012
Base rents	$136,222	$133,902	$540,165	$535,822
Escalations and recoveries from tenants	18,641	17,995	72,758	74,535
Construction services	--	4,321	15,650	13,557
Real estate services	6,847	5,088	26,935	8,606
Parking income	2,209	1,468	6,840	6,021
Other income	1,348	1,567	4,683	12,091
Total revenues	165,267	164,341	667,031	650,632

Expenses
Real estate taxes	23,519	22,095	85,574	86,683
Utilities	15,552	13,622	63,622	58,267
Operating services	28,791	25,147	105,278	97,005
Direct construction costs	--	4,052	14,945	12,647
Real estate services expenses	6,907	2,204	22,716	3,746
General and administrative	10,447	12,514	47,682	47,664
Depreciation and amortization	47,666	43,637	182,766	174,333
Impairments	62,153	9,845	110,853	9,845
Total expenses	195,035	133,116	633,436	490,190
Operating income (loss)	(29,768)	31,225	33,595	160,442

Other (Expense) Income
Interest expense	(31,626)	(29,500)	(123,701)	(122,039)
Interest and other investment income	1,616	7	2,903	34
Equity in earnings (loss) of unconsolidated joint ventures	(268)	(662)	(2,327)	4,089
Loss from early extinguishment of debt	(156)	(545)	(156)	(4,960)
Total other (expense) income	(30,434)	(30,700)	(123,281)	(122,876)
Income (loss) from continuing operations	(60,202)	525	(89,686)	37,566
Discontinued Operations:
Income from discontinued operations	(9)	4,455	11,811	21,878
Loss from early extinguishment of debt	--	--	(703)	--
Realized gains (losses) and unrealized losses on disposition of rental property and impairments, net	(1,559)	(15,565)	59,520	(13,175)
Total discontinued operations, net	(1,568)	(11,110)	70,628	8,703
Net income (loss)	(61,770)	(10,585)	(19,058)	46,269
Noncontrolling interest in consolidated joint ventures	237	74	2,199	330
Noncontrolling interest in Operating Partnership	7,167	(73)	10,459	(4,619)
Noncontrolling interest in discontinued operations	187	1,357	(8,509)	(1,058)
Net income (loss) available to common shareholders	$(54,179)	$(9,227)	$(14,909)	$40,922

PER SHARE DATA:

Basic earnings per common share	$ (0.62)	$ (0.11)	($ 0.17)	$ 0.47

Diluted earnings per common share	$ (0.62)	$ (0.11)	($ 0.17)	$ 0.47

Basic weighted average shares outstanding	87,877	87,527	87,762	87,742

Diluted weighted average shares outstanding	99,806	99,766	99,785	99,996

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income (loss) available to common shareholders	$(54,179)	$(9,227)	$(14,909)	$40,922
Add: Noncontrolling interest in Operating Partnership	(7,167)	73	(10,459)	4,619
Noncontrolling interest in discontinued operations	(187)	(1,357)	8,509	1,058
Real estate-related depreciation and amortization on continuing operations (1)	49,929	46,120	194,741	179,581
Real estate-related depreciation and amortization on discontinued operations	--	4,379	8,218	17,764
Impairments	62,153	18,245	134,704	18,245
Deduct: Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	1,559	7,165	(83,371)	4,775
Funds from operations (2)	$52,108	$65,398	$237,433	$266,964

Diluted weighted average shares/units outstanding (3)	99,806	99,766	99,785	99,996

Funds from operations per share/unit – diluted	$ 0.52	$ 0.66	$ 2.38	$ 2.67

Dividends declared per common share	$ 0.30	$ 0.45	$ 1.35	$ 1.80

Dividend payout ratio:
Funds from operations-diluted	57.46%	68.65%	56.74%	67.42%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$3,790	$9,772	$15,266	$29,133
Tenant improvements and leasing commissions (4)	$15,262	$13,783	$52,123	$49,985
Straight-line rent adjustments (5)	$1,645	$4,396	$11,817	$ 9,790
Amortization of (above)/below market lease intangibles, net (6)	$ 185	$ 526	$ 2,179	$ 1,566

(1)
Includes the Company’s share from unconsolidated joint ventures of $2,366 and $2,560 for the quarters ended December 31, 2013 and 2012, respectively, and $13,783 and $5,524 for the years ended December 31, 2013 and 2012, respectively. Excludes non-real estate-related depreciation and amortization of $65 and $75 for the quarters ended December 31, 2013 and 2012, respectively, and $287 and $276 for the years ended December 31, 2013 and 2012, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,929 and 12,168 shares for the quarters ended December 31, 2013 and 2012, respectively, and 12,023 and 12,180 for the years ended December 31, 2013 and 2012,respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Excludes expenditures for tenant spaces that have not been owned for at least a year or were vacant for more than a year.
(5)
Includes the Company’s share from unconsolidated joint ventures of $(52) and $(13) for the quarters ended December 31, 2013 and 2012, respectively, and $32 and $37 for the years ended December 31, 2013 and 2012, respectively.

(6)
Includes the Company’s share from unconsolidated joint ventures of $124 and $194 for the quarters ended December 31, 2013 and 2012, respectively, and $703 and $194 for the years ended December 31, 2013 and 2012, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income (loss) available to common shareholders	$ (0.62)	$(0.11)	$(0.17)	$ 0.47
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.50	0.46	1.95	1.80
Real estate-related depreciation and amortization on discontinued operations	--	0.04	0.08	0.18
Impairments	0.62	0.18	1.35	0.18
Deduct: Discontinued operations - Realized (gains) losses and unrealized losses on disposition of rental property, net	0.02	0.07	(0.84)	0.05
Noncontrolling interest/rounding adjustment	--	0.02	0.01	(0.01)
Funds from operations (2)	$ 0.52	$ 0.66	$2.38	$ 2.67

Diluted weighted average shares/units outstanding (3)	99,806	99,766	99,785	99,996

(1)
Includes the Company’s share from unconsolidated joint ventures of $0.03 and $0.03 for the quarters ended December 31, 2013 and 2012, respectively, and $0.14 and $0.06 for the years ended December 31, 2013 and 2012, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (11,929 and 12,168 shares for the quarters ended December 31, 2013 and 2012, respectively, and 12,023 and 12,180 for the years ended December 31, 2013 and 2012,respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,
	2013	2012
Assets
Rental property
Land and leasehold interests	$ 750,658	$ 782,315
Buildings and improvements	3,915,800	4,104,472
Tenant improvements	456,003	489,608
Furniture, fixtures and equipment	7,472	3,041
	5,129,933	5,379,436
Less - accumulated deprec. & amort.	(1,400,988)	(1,478,214)
	3,728,945	3,901,222
Rental property held for sale, net	--	60,863
Net investment in rental property	3,728,945	3,962,085
Cash and cash equivalents	221,706	58,245
Investments in unconsolidated joint ventures	181,129	132,339
Unbilled rents receivable, net	136,304	139,984
Deferred charges, goodwill and other assets	218,519	204,874
Restricted cash	19,794	19,339
Accounts receivable, net	8,931	9,179

Total assets	$4,515,328	$4,526,045

Liabilities and Equity
Senior unsecured notes	$1,616,575	$1,446,894
Mortgages, loans payable and other obligations	746,191	757,495
Dividends and distributions payable	29,938	44,855
Accounts payable, accrued expenses and other liabilities	121,286	124,822
Rents received in advance and security deposits	53,730	55,917
Accrued interest payable	29,153	27,555
Total liabilities	2,596,873	2,457,538
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
88,247,591 and 87,536,292 shares outstanding	882	875
Additional paid-in capital	2,539,326	2,530,621
Dividends in excess of net earnings	(897,849)	(764,522)
Total Mack-Cali Realty Corporation stockholders’ equity	1,642,359	1,766,974

Noncontrolling interests in subsidiaries:
Operating Partnership	220,813	245,091
Consolidated joint ventures	55,283	56,442
Total noncontrolling interests in subsidiaries	276,096	301,533

Total equity	1,918,455	2,068,507

Total liabilities and equity	$4,515,328	$4,526,045